Exhibit 99.1

ONDECK ANNOUNCES GENERAL AVAILABILITY OF MARKETPLACE PLATFORM TO CONNECT INSTITUTIONAL INVESTORS WITH MAIN STREET

Allows Institutional Investors to Purchase Small Business Loans

and Receive Daily Returns

NEW YORK, January 21, 2015 /PRNewswire/ – On Deck Capital, Inc. (NYSE: ONDK), a leading online platform for small business loans, announced today the general availability of OnDeck Marketplace™, a platform that enables institutional investors to purchase small business loans originated by OnDeck and drive small business success.

The general availability of OnDeck Marketplace comes after a one-year pilot program with a group of inaugural institutional investors, including asset managers, hedge funds and business development companies. To use the platform, each institutional investor opens its own OnDeck Marketplace account, purchases loans on a programmatic basis, and then receives daily principal and interest payments from the loans it owns. OnDeck services the loans institutions purchase, making the process seamless, transparent and efficient.

“Institutional investors have been seeking a platform to gain credit exposure to Main Street business loans at scale,” stated Noah Breslow, chief executive officer, OnDeck. “OnDeck Marketplace is a natural extension of the increased predictive power of our OnDeck Score, and further diversifies the company’s sources of revenue and capital.”

One of the key drivers for the OnDeck Marketplace platform is the company’s proprietary OnDeck Score® – a business credit score that leverages big data for small business customers rather than relying solely on the small business owner’s personal credit history. Loans in OnDeck Marketplace are graded A through F mostly based on their OnDeck Score, and these grades set the prices institutional investors pay for individual loans. These comprehensive metrics allow OnDeck and institutional investors to better evaluate risk when making small business loan decisions.

“OnDeck has created a platform to give institutional investors the opportunity to participate in its small business loan origination program,” said Christopher Johnson, managing director, Prospect Capital Management. “We chose to join as one of the inaugural investors in OnDeck Marketplace because we were impressed with the ability of the company’s OnDeck Score to help generate attractive returns.”

Now that OnDeck Marketplace is generally available to institutional investors, the company expects the program to be an important part of its multiple funding sources strategy. Today’s Marketplace announcement follows several recent company initiatives, including: the first securitization of non-SBA small business loans, crossing the $1.7 billion mark in lifetime capital delivered to Main Street and the commencement of trading on the New York Stock Exchange this past December under the ticker symbol ONDK.

Institutional investors with questions regarding Marketplace participation can email marketplace@ondeck.com, or visit https://www.ondeck.com/marketplace.

About OnDeck

OnDeck (NYSE: ONDK) is a leading online platform for small business loans. OnDeck uses proprietary lending technology and analytics to aggregate and analyze thousands of data points to assess the creditworthiness of small businesses rapidly and accurately. The OnDeck Score®, a proprietary small business credit scoring system, focuses on overall business performance rather than relying solely on the small business owner’s personal credit history. Small businesses can apply for a term loan or line of credit online in minutes, get a decision immediately and receive funds as fast as the same day. OnDeck is committed to driving small business growth and increasing Main Street’s access to capital. The OnDeck platform and OnDeck’s proprietary database of more than 10 million small businesses enable financial institutions and business service providers to efficiently connect their small business customers to growth capital and enable institutional investors to purchase small business loans originated by OnDeck.

OnDeck has an A+ rating with the Better Business Bureau and has deployed more than $1.7 billion in capital since 2007. OnDeck has served tens of thousands of small businesses across more than 700 different industries in all 50 U.S. states and has recently begun small business lending in Canada. OnDeck started trading on the New York Stock Exchange under the ticker ONDK on December 17, 2014.

For more information, please visit www.ondeck.com and follow OnDeck on Twitter @OnDeckCapital.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other legal authority. Forward-looking statements can be identified by words such as “will,” “enables,” “expects,” “allows,” “continues,” “believes,” “anticipates,” “estimates” or similar expressions. These include statements regarding the prospects for OnDeck Marketplace. Forward-looking statements are neither historical facts nor assurances of future performance. They are based only on our current beliefs, expectations and assumptions regarding the future of our business, anticipated events and trends, the economy and other future conditions. As such, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and in many cases outside our control. Therefore, you should not rely on any of these forward-looking statements. Our expected results may not be achieved, and actual results may differ materially from our expectations. Important factors that could cause actual results to differ from our forward-looking statements are the risks that institutional investors do not participate, or continue participating, in OnDeck Marketplace as currently expected, and other risks, including those described in our final prospectus dated December 16, 2014 under the heading “Risk Factors” and other documents that we file with the SEC from time to time which are available on the SEC website at www.sec.gov. Except as required by law, we undertake no duty to update the information in this press release

SOURCE: On Deck Capital, Inc.

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Jonathan Cutler/Melissa Barto

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